Exhibit 99.1
First Quarter 2007
Table of Contents
Corporate Headquarters Address:
9200 E. Panorama Circle, Suite 400
Englewood, Colorado 80112
(303) 708-5959
Note: This press release and the related supplemental information contains certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described herein. These financial measures, which include but are not limited to EBITDA, EBITDA Without Gains, Funds From Operations, Internal Rate of Return, NOI, and Same Store Sales, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.
Please refer to the Appendix for related definitions, reconciliations and other information.
Information included in this supplemental package is unaudited.

News Release

Contact:	H. Andrew Cantor 800-982-9293 • 303-708-5959
Archstone-Smith Announces Results for the First Quarter of 2007
Same-Store Operating Performance Continues to be Strong;
Development Pipeline Grows By $540 million
DENVER — May 9, 2007 — Archstone-Smith (NYSE:ASN) today announced net earnings per share (EPS) of $1.27 for the quarter ended March 31, 2007, compared with $0.58 per share reported for the same period in 2006. Funds from operations (FFO) for the first quarter of 2007 was $0.50 per share, which is the top end of the guidance previously provided by management.
Solid Same-Store Operating Performance Continues to Be Strong
Same-store revenues increased 6.4% in the first quarter of 2007, driven principally by strong revenue growth in Southern California, the San Francisco Bay Area, the New York City metropolitan area and Seattle — which represent 57% of the company’s portfolio. The company’s same-store net operating income (NOI) grew 6.8% in the first quarter. “Even with the rent increases we have seen over the past few years, renting an apartment remains a bargain relative to the cost of owning a home in our coastal, supply constrained markets,” said R. Scot Sellers, chairman and chief executive officer. “As a result, we continue to expect strong operating performance this year.”
Strategic Acquisitions and Dispositions Strengthen Company’s Market Position
During the quarter, the company acquired $84.9 million of apartment communities, representing 391 units, and completed the sale of $655.8 million of apartment communities in markets that include Florida, suburban Boston, Phoenix and Minneapolis. The company’s dispositions produced cash gains of $224.1 million — a profit of approximately 51.9% on the company’s cost basis — and generated an unleveraged internal rate of return (IRR) of 20.4%.
Development Pipeline Grows by $540 Million
Archstone-Smith’s development pipeline increased $540 million to $4.4 billion with the addition of four new Southern California projects. The company’s development pipeline is concentrated in markets that include Manhattan, Southern California, Washington, D.C. and downtown Boston. At the end of the quarter, including joint ventures and Ameriton, the company had 6,291 units with a total expected investment of $1.8 billion, under construction, and 7,946 units, representing a total expected investment of $2.6 billion, in planning. “Archstone-Smith’s locally based development professionals continue to identify fantastic new opportunities for our development pipeline, even though finding new development sites in our markets is extremely difficult,” said Mr. Sellers. “We expect our development business to create substantial incremental value for our shareholders as we complete and stabilize these exceptionally well-located new development communities.”
Also during the first quarter, Archstone-Smith delivered first units at the 133-unit Archstone Santa Monica on Main Street in Southern California, the 185-unit second phase of Archstone San Bruno in the San Francisco Bay Area and the 627-unit Archstone Clinton in Manhattan. The company also began construction on the residential tower of Wisconsin Place (www.wisconsinplace.com), an exciting mixed use development in the heart of the Friendship Heights neighborhood of Washington, D.C.
- more -

Archstone-Smith First Quarter 2007 Results

Ameriton Continues to Deliver Results
Archstone-Smith’s first quarter 2007 results include gains from the sale of a wholly-owned operating community and a joint venture community by Ameriton, the company’s wholly owned subsidiary, which contributed $5.4 million, or $0.021 per share, to first quarter 2007 EPS, and $4.2 million, or $0.017 per share, to its first quarter FFO. From 2000 through the first quarter of 2007, Ameriton has completed the sale of $1.9 billion of apartment communities, generating a pre-tax unleveraged IRR of 22.3%, excluding joint ventures.
Archstone-Smith’s first quarter 2007 results also included $2.1 million of unexpected insurance recoveries related to prior lawsuits, which is included in Other Income on the company’s Statement of Earnings.
Archstone-Smith Declares 127th Consecutive Common Share Dividend
The company announced that its Board declared the company’s 127th consecutive quarterly common share dividend. The company will pay a dividend of $0.4525 per common share, payable on May 31, 2007 to shareholders of record as of May 16, 2007. On an annualized basis, this represents a dividend of $1.81 per common share.
Archstone-Smith (NYSE: ASN), an S&P 500 company, is a recognized leader in apartment investment and operations. With a current total market capitalization of $19.2 billion, the company’s portfolio is concentrated in many of the most desirable neighborhoods in the Washington, D.C. metropolitan area, Southern California, the San Francisco Bay Area, the New York metropolitan area, Seattle and Boston. The company continually upgrades the quality of its portfolio through the selective sale of assets, using proceeds to fund investments in assets with even better growth prospects. Through its two brands, Archstone and Charles E. Smith, Archstone-Smith strives to provide great apartments and great service to its customers — backed by unconditional service guarantees. As of March 31, 2007, the company owned or had an ownership position in 344 communities, representing 86,014 units, including units under construction.
# # #
Archstone-Smith’s First Quarter 2007 Earnings Release and Supplemental Financial Information and archived press releases are available on its web site at www.ArchstoneSmith.com or may be obtained by calling (800) 982-9293.
The company will host a webcast of its conference call with senior management today at 11:00 a.m. EDT. To access the webcast, visit www.ArchstoneSmith.com, select “Investors,” click on “Quarterly results,” and follow the instructions. The webcast will be archived for approximately one month.
In addition to historical information, this press release and quarterly supplemental information contain forward-looking statements and information under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone-Smith operates, management’s beliefs and assumptions made by management. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release and supplemental information. In addition, the historical performance described herein is not a guarantee of future performance, which may differ materially from past results. See “Risk Factors” in Archstone-Smith’s 2006 Annual Report on Form 10-K for factors which could affect Archstone-Smith’s future financial performance.

First Quarter 2007
Financial Highlights
Dollars and shares in thousands, except per share amounts

	Three Months Ended March 31,
	2007	2006	% Change

Operating Performance

Net Earnings Attributable to Common Shares — Diluted	$294,647	$123,566	138.5%

Per Share Results:
Net Earnings	$1.27	$0.58	119.0%
Funds from Operations (FFO)	$0.50	$0.59	(15.3%)
Cash Distributions per Common Share	$0.4525	$0.4350	4.0%

Community Information	Communities	Units

Operating:
ASN Same Store	143	49,604
ASN Non-Same Store	22	7,809
International	123	9,068
ASN JVs	36	12,126
Ameriton	4	1,116

	328	79,723

Under Construction:
ASN	5	2,150
ASN JVs	2	1,059
Ameriton	8	2,756
Ameriton JV’s	1	326

	16	6,291

Total Communities Operating and Under Construction	344	86,014

	March 31,	December 31,
Financial Position	2007	2006

Equity Market Capitalization	$13,632,213	$14,582,767
Book Value of Total Debt	6,463,623	6,452,427

Total Market Capitalization	$20,095,836	$21,035,194

Fully Converted Shares (Excluding Convertible Debt)	251,006	250,579

Leverage Ratios:
Long Term Debt/Long Term Undepreciated Book Capitalization	44.5%	45.8%
Total Debt/Total Undepreciated Book Capitalization	46.3%	47.1%
Total Debt/Total Market Capitalization	32.2%	30.7%

First Quarter 2007
Statements of Earnings
Dollars and shares in thousands, except per share amounts

	Three Months Ended
	March 31,
	2007	2006

Revenues:
Rental Revenues	$268,132	$207,734
Other Income	15,754	16,216

	283,886	223,950

Expenses:
Rental Expenses	63,430	45,330
Real Estate Taxes	26,240	18,897
Depreciation on Real Estate Investments(1)	67,492	53,359

Gross Interest Expense	80,180	58,298
Capitalized Interest	(12,887)	(12,771)

Net Interest Expense	67,293	45,527

General and Administrative	18,998	15,385
Other Expense	955	10,354

	244,408	188,852

Earnings from Operations	39,478	35,098

Plus:
Income from Unconsolidated Entities(2)	695	18,878
Other Non-Operating Income	2,026	176
Less:
Minority Interest — Convertible Operating Partnership Units	5,808	7,234

Net Earnings before Discontinued Operations	36,391	46,918
Plus: Net Earnings from Discontinued Operations	251,308	77,537

Net Earnings	287,699	124,455
Less: Preferred Share Dividends	958	958

Net Earnings Attributable to Common Shares — Basic	286,741	123,497
Add Back (Dilutive Securities Only):
Interest on Convertible Debt	7,295	—
Minority Interest	611	69

Net Earnings Attributable to Common Shares — Diluted	$294,647	$123,566

Diluted Weighted Average Common Shares Outstanding	231,149	214,253

Diluted Earnings Per Common Share	$1.27	$0.58

(1)	Includes amortization expense associated with certain intangible assets recorded in connection with operating community and company acquisitions.

(2)	Includes income from the sale of unconsolidated operating communities.

First Quarter 2007
Funds From Operations
Dollars and shares in thousands, except per share amounts

	Three Months Ended
	March 31,
	2007	2006

Net Earnings Attributable to Common Shares — Diluted	$294,647	$123,566
Depreciation on Real Estate Investments	74,146	69,574
Depreciation on Real Estate Investments — Unconsolidated Entities	5,506	1,785
Gains from Disposition of Domestic ASN Investments, net of Internal Disposition Costs	(274,488)	(66,818)
Debt Extinguishment Costs Related to Dispositions	746	723
Interest on Convertible Debt	(7,295)	—
Minority Interest applicable to OP units	36,617	19,368
Other(1)	(3,824)	(2,066)

Funds From Operations — OP Basis	$126,055	$146,132

Diluted Weighted Average Common Units Outstanding — OP Basis	250,836	247,836

Diluted Funds From Operations per unit — OP Basis	$0.50	$0.59

Quarterly Cash Distributions Per Common Share or Unit	$0.4525	$0.4350

(1)	Primarily accumulated depreciation on Ameriton and International dispositions and the related tax impact on applicable FFO adjustments.

First Quarter 2007
Balance Sheets
In thousands Dollars and shares in thousands, except per share amounts

	March 31,	December 31,
	2007	2006

Assets

Real Estate(1)	$12,101,054	$12,214,034
Real Estate — Held for Sale(1)	975,821	973,606
Accumulated Depreciation	(975,517)	(957,146)

	12,101,358	12,230,494

Investments in and Advances to Unconsolidated Entities	252,014	235,323

Net Investments(2)	12,353,372	12,465,817

Cash and Cash Equivalents	49,270	48,655
Restricted Cash in Tax-Deferred Exchange and Bond Escrow	669,395	319,312
Other Assets	389,464	425,343

Total Assets	$13,461,501	$13,259,127

Liabilities and Shareholders’ Equity

Liabilities:
Unsecured Credit Facilities	$275,900	$84,723
Unsecured Loans — International	171,730	235,771
Long Term Unsecured Debt	3,321,702	3,355,699
Mortgages Payable	2,557,553	2,639,280
Mortgages Payable — Held for Sale	136,738	136,954
Payables, Accrued Expenses and Other Liabilities	467,452	504,362

Total Liabilities	6,931,075	6,956,789

Minority Interest:
Operating Partnership Units/Other	711,486	739,149

Shareholders’ Equity:
Series I Cumulative Perpetual Preferred Shares	50,000	50,000
Common Shares, $0.01 Par Value	2,228	2,201
Additional Paid-In Capital and Other Comprehensive Income	4,956,122	4,886,684
Retained Earnings	810,590	624,304

Total Shareholders’ Equity	5,818,940	5,563,189

Total Liabilities and Shareholders’ Equity	$13,461,501	$13,259,127

See notes on following page

First Quarter 2007
Balance Sheets (continued)
Dollars in thousands
(1)	The change in investments in real estate (including assets held for sale) at cost, consisted of the following:

Balance at December 31, 2006	$13,187,640
Acquisition-Related Expenditures	165,125
Redevelopment Expenditures	8,873
Recurring Capital Expenditures	7,731
Development Expenditures, Excluding Initial Acquisition Costs	130,665
Acquisition of Land for Development	41,283
Dispositions and Retirements	(466,379)
Other	500

Net Apartment Community Activity	(112,202)
Change in Other Real Estate Assets	1,437

Balance at March 31, 2007	$13,076,875

(2)	Includes $667.5 million and $621.1 million of Ameriton real estate assets and $8.6 million and $8.4 million in related accumulated depreciation as of March 31, 2007 and December 31, 2006, respectively.

First Quarter 2007
ASN Geographic Distribution by Market(1)

Markets	High-Rise	Garden	Total
Washington D.C. Metropolitan Area(2)	22.9%	12.5%	35.4%
Southern California(2)	3.1%	24.0%	27.1%
San Francisco Bay Area, California(2)	1.5%	11.2%	12.7%
New York City Metropolitan Area	11.1%	1.1%	12.2%
Seattle, Washington	0.5%	4.1%	4.6%
Boston, Massachusetts	1.7%	2.4%	4.1%
Other	2.3%	1.6%	3.9%

Total Markets	43.1%	56.9%	100.0%

(1)	Represents the geographic distribution of communities owned as of March 31, 2007 based on NOI for the three months ended March 31, 2007, excluding JVs.

(2)	Breakout of Washington D.C. Metropolitan Area, Southern California and San Francisco Bay Area markets:

	High-Rise	Garden	Total
Washington D.C. Metro — Inside Beltway	16.0%	3.3%	19.3%
District of Columbia	6.7%	—	6.7%
Other Virginia	—	6.6%	6.6%
Other Maryland	0.2%	2.6%	2.8%

Total Washington D.C. Metropolitan Area	22.9%	12.5%	35.4%

Los Angeles County	2.4%	12.6%	15.0%
San Diego County	0.7%	5.1%	5.8%
Orange County	—	3.4%	3.4%
Inland Empire	—	1.7%	1.7%
Ventura County	—	1.2%	1.2%

Total Southern California	3.1%	24.0%	27.1%

Silicon Valley	—	5.2%	5.2%
San Francisco/Peninsula	1.5%	2.5%	4.0%
East Bay	—	3.5%	3.5%

Total San Francisco Bay Area, California	1.5%	11.2%	12.7%

First Quarter 2007
ASN Same Store Performance Summary
Year-Over-Year Same Store Performance

	Revenue Growth	Operating Expense Growth	NOI Growth
	Q1 2007 vs. Q1 2006	Q1 2007 vs. Q1 2006	Q1 2007 vs. Q1 2006

Garden Communities	6.6%	4.7%	7.4%

High-Rise Communities	6.1%	6.5%	5.9%

Total Portfolio	6.4%	5.4%	6.8%

			Property Operating		Potential Effective Rent
	Average Physical	Occupancy	Margin		Per Unit
	Q1 2007	Q1 2006	Q1 2007	Q1 2006	Q1 2007	Q1 2006

Garden Communities	94.6%	95.8%	70.4%	69.8%	$1,424	$1,325
High-Rise Communities	94.8%	96.1%	68.5%	68.6%	$1,863	$1,731

Total Portfolio	94.7%	95.9%	69.6%	69.3%	$1,568	$1,457

	Revenue Growth	Operating Expense Growth	NOI Growth
	Q1 2007 vs. Q1 2006	Q1 007 vs. Q1 2006	Q1 2007 vs. Q1 2006

Same Store Performance by Market:
Washington D.C. Metropolitan Area	4.9%	3.8%	5.4%
Southern California	7.6%	7.3%	7.7%
San Francisco Bay Area, California	7.0%	8.1%	6.5%
New York City Metropolitan Area	7.5%	9.3%	6.9%
Seattle, Washington	13.3%	1.6%	18.5%
Boston, Massachusetts	2.7%	8.0%	0.1%
Sequential Same Store Performance

	Revenue Growth/	Operating Expense Growth/	NOI Growth/(Decline)
	(Decline)Q1 2007 vs. Q4 2006	(Decline)Q1 2007 vs. Q4 2006	Q1 2007 vs. Q4 2006

Garden Communities	1.4%	(2.7%)	3.3%
High-Rise Communities	0.1%	2.3%	(1.0%)

Total Portfolio	0.8%	(0.6%)	1.5%

Sequential Same Store Performance by Market:
Washington D.C. Metropolitan Area	(0.3%)	0.1%	(0.6%)
Southern California	3.2%	0.6%	4.4%
San Francisco Bay Area, California	1.1%	(9.5%)	7.4%
New York City Metropolitan Area	(1.5%)	6.1%	(4.9%)
Seattle, Washington	2.1%	(7.0%)	6.0%
Boston, Massachusetts	(0.6%)	1.7%	(1.7%)

First Quarter 2007
ASN Portfolio and Investment Summary
Dollars in thousands, except cost per unit amounts

Operating Apartment Communities	March 31, 2007

Garden:
Communities	104
Units	37,711
Total Expected Investment	$5,886,292
Cost Per Unit	$156,090

High-Rise:
Communities	61
Units	19,702
Total Expected Investment	$5,187,089
Cost Per Unit	$263,277

Total Portfolio:
Communities	165
Units	57,413
Total Expected Investment	$11,073,381
Cost Per Unit	$192,872

Portfolio Capital Expenditures - Cost Per Unit:	Q1 2007

Acquisition Related Expenditures	$77
Redevelopment Expenditures	$155
Recurring Capital Expenditures	$127

Apartment Acquisitions
Communities	2
Units	391
Total Expected Investment	$84,907
Cost Per Unit	$217,153

Apartment Dispositions
Communities	11
Units	3,817
Gross Sales Proceeds	$655,750
GAAP Gains, Net of Internal Disposition Costs	$274,488
Gross Gains, Net of Internal Disposition Costs	$224,145
IRR	20.4%

First Quarter 2007
Historical Disposition Activity (excluding Ameriton, International and JVs)
Dollars in thousands

			Gross Sales	GAAP Gain on	Gross Gain on
	Communities	Units	Proceeds	Sale, Net	Sale, Net	IRR

1995/1996	23	6,469	$304,507	$40,659	$17,396	12.6%

1997	26	7,250	304,640	48,232	25,735	14.1%

1998	21	7,164	405,505	65,531	45,272	14.2%

1999	40	11,338	589,313	62,093	24,131	12.4%

2000	41	13,820	793,212	93,071	27,764	12.1%

2001	58	18,473	1,201,228	100,273	21,398	10.6%

2002	15	4,747	407,632	108,884	73,478	18.6%

2003	48	15,599	1,383,125	310,901	180,455	13.0%

2004	21	9,430	1,406,171	372,217	285,643	13.8%

2005	26	8,558	1,100,409	446,686	302,357	14.2%

2006	34	11,534	1,457,249	546,327	403,069	20.1%

2007	11	3,817	655,750	274,488	224,145	20.4%

Total	364	118,199	$10,008,741	$2,469,362	$1,630,843	14.7%

First Quarter 2007
Ameriton Historical Disposition Activity (excluding JVs)
Dollars in thousands

			Gross Sales	GAAP Gain on	Gross Gain on	Unleveraged
	Investments	Units(1)	Proceeds(1)	Sale, Net (2)	Sale, Net (2)	IRR(1)

2000	5	1,574	$113,725	$4,117	$3,037	8.8%

2001	2	690	80,450	4,617	3,903	16.0%

2002	4	1,570	179,100	19,860	16,752	21.2%

2003	6	1,662	224,000	26,218	22,309	19.2%

2004	12	2,618	359,950	45,127	42,134	36.6%

2005	11	2,797	454,529	54,844	50,872	23.7%

2006	10	2,551	393,550	50,894	43,050	16.7%

2007	1	358	46,500	2,129	1,009	11.0%

Total	51	13,820	$1,851,804	$207,806	$183,066	22.3%

(1)	Amounts shown exclude land transactions.

(2)	Amounts shown are net of income tax.

First Quarter 2007
Development Pipeline Summary
Dollars in thousands

			Investment —	Total Expected
	Communities	Units	End of Period	Investment
ASN
Under Construction — Owned	5	2,150	$466,532	$742,668

Under Construction — JV(1)	2	1,059	248,817	507,873

In Planning — Owned	4	1,514	94,970	592,082

In Planning — Under Control	5	1,454	10,863	671,281

In Planning — Under Control — JV(1)	1	515	8,770	169,950

Total ASN	17	6,692	829,952	2,683,854

Ameriton
Under Construction	8	2,756	252,802	480,635

In Planning — Owned	12	3,914	137,069	1,016,024

Under Construction — JV(1)	1	326	12,217	44,974

In Planning — Owned — JV(1)	2	549	32,708	127,092

Total Ameriton	23	7,545	434,796	1,668,725

ASN & Ameriton
Under Construction	16	6,291	980,368	1,776,150

In Planning — Owned or Under Control	24	7,946	284,380	2,576,429

Total ASN & Ameriton	40	14,237	$1,264,748	$4,352,579

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage.

First Quarter 2007
ASN Developments Under Construction(1)
Dollars in thousands, except cost per unit amounts

Q1 2007
Starts During Period
Communities	1
Units	432
Total Expected Investment	$194,638
Total Cost Per Unit	$450,551

Completions During Period
Communities	—
Units	—
Total Expected Investment	—
Total Cost Per Unit	—

Stabilizations During Period
Communities	—
Units	—
Total Expected Investment	—
Total Cost Per Unit	—

Under Construction at End of Period
Communities	7
Units	3,209
Total Expected Investment	$1,250,541
Total Cost Per Unit	$389,698
Investment — End of Period	$715,349

Construction Expenditures During Period, Excluding JVs	$74,794

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage.

First Quarter 2007
ASN Developments Under Construction (continued)

Dollars in thousands

						Actual or	Expected
			Investment —	Total Expected		Expected Date	Stabilization		%
		Units	End of Period	Investment	Start Date	for First Units	Date	% Leased	Ownership

ASN Communities Under Construction, Including JVs
Garden
Archstone Warner Center	Los Angeles, California	522	$119,451	$127,500	Q3/04	Q4/06	Q1/08	22%	100%

Archstone Santa Monica on Main Street	Santa Monica, California	133	72,347	72,507	Q4/04	Q1/07	Q2/07	17%	100%

Archstone San Bruno Phase II(1)	San Bruno, California	185	68,372	79,335	Q1/06	Q1/07	Q2/08	14%	100%

Archstone Gateway	Orange, California	884	78,061	270,131	Q3/06	Q1/08	Q1/11	N/A	100%

Total Garden		1,724	$338,231	$549,473

High-Rise
North Point Place I	Cambridge, Massachusetts	426	128,301	193,194	Q2/05	Q4/07	Q3/09	N/A	100%

Archstone Clinton (2)	New York, New York	627	244,706	313,236	Q3/05	Q1/07	Q4/09	26%	59%

Wisconsin Place (2)	Chevy Chase, Maryland	432	4,111	194,638	Q1/07	Q4/08	Q4/10	N/A	75%

Total High-Rise		1,485	$377,118	$701,068

Total ASN Communities Under Construction, Including JVs		3,209	$715,349	$1,250,541

(1)	Archstone San Bruno Phase II was already under construction when acquired in Q1/06. The actual start date for this project was Q2/05.

(2)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage. Percentage represents our estimated ownership percentage of the unconsolidated JV as of March 31, 2007.

First Quarter 2007
ASN Developments In Planning — Owned or Under Control
Dollars in thousands

			Investment —	Total Expected
In Planning at End of Period	Communities	Units	End of Period	Investment	% Ownership
Wholly Owned
In Planning — Owned	4	1,514	$94,970	$592,082	100%
In Planning — Under Control	5	1,454	10,863	671,281	100%

JVs
In Planning — Under Control	1	515	8,770	169,950	93	%(1)

	10	3,483	$114,603	$1,433,313

			Investment —	Total Expected
Market	Communities	Units	End of Period	Investment

Southern California	4	1,127	$19,798	$477,453

Washington D.C. Metropolitan Area	4	1,595	73,016	608,360

Boston, Massachusetts	2	761	21,789	347,500

	10	3,483	114,603	1,433,313

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage. Percentage represents our estimated ownership percentage of the unconsolidated JV as of March 31, 2007.

First Quarter 2007
Ameriton Summary
Dollars in thousands
Ameriton FFO Contribution from Gains:

	Three Months Ended March 31,
	2007	2006

Gains on Dispositions, net of Internal Disposition Costs	$3,384	$13,616
JV Gains on Dispositions, net	4,500	19,633
Gains on Disposition of Land, net	(300)	(9)

Total GAAP Gains, net	7,584	33,240
Accumulated Depreciation and Income Taxes Attributable to Dispositions	(3,385)	(10,306)

FFO Impact of Gains — OP Basis	$4,199	$22,934

Diluted Weighted Average Common Units Outstanding — OP Basis	250,836	247,836

Impact on FFO Per Unit of Ameriton Gains	$0.02	$0.09

Ameriton Investment Summary:

			Investment —	Total Expected
	Communities	Units	End of Period	Investment	% Ownership
Wholly Owned
Operating Communities	4	1,116	$132,791	$134,456	100%

Communities Under Development:
Under Construction	8	2,756	252,802	480,635	100%
In Planning — Owned	12	3,914	137,069	1,016,024	100%

	20	6,670	389,871	1,496,659

Other Real Estate Assets	N/A	N/A	103,528	112,334	100%

Total Wholly Owned	24	7,786	626,190	1,743,449

JV(1)
Under Construction and In Planning — Owned	3	875	44,925	172,066	96%
Other Real Estate Assets	N/A	N/A	15,821	18,739	76%

Total JV	3	875	60,746	190,805

Total	27	8,661	$686,936	$1,934,254

Ameriton Development Summary, Including JVs:

	Under Construction or In Planning
			Investment —	Total Expected
	Communities	Units	End of Period	Investment
California	6	1,440	$83,803	$565,900
Washington, DC Metropolitan Area	4	1,579	132,219	347,384
Houston/Dallas	6	2,391	65,667	407,008
Atlanta	3	1,006	101,390	147,291
Southeast Florida	2	572	26,093	119,313
Phoenix	2	557	25,624	81,829

	23	7,545	$434,796	$1,668,725

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage. Percentage represents our estimated ownership percentage of the unconsolidated JV as of March 31, 2007.

First Quarter 2007
Capitalization Summary
Dollars and shares in thousands, except per share amounts

	March 31,	December 31,
	2007	2006

Market Capitalization
Common Shares and Units:
Common Shares (Public)	222,754	220,147
Convertible Operating Partnership Units	27,471	29,514

Total Common Shares and Operating Partnership Units(1)	250,225	249,661
Closing Share Price	$54.28	$58.21

Market Capitalization of Common Shares and Units	13,582,213	14,532,767

Liquidation Value of Series I Perpetual Preferred Shares (private)(2)	50,000	50,000

Total Equity Market Capitalization	13,632,213	14,582,767

Book Value of Total Debt	6,463,623	6,452,427

Total Market Capitalization	$20,095,836	$21,035,194

(1)	As of March 31, 2007, Archstone-Smith owned approximately 89.0% of the Operating Partnership’s outstanding common units, and the remaining 11.0% were owned by Operating Partnership unitholders. Per share amounts for each period presented will always be the same for Archstone-Smith and the Operating Partnership, as the economics of the Operating Partnership unitholders are the same as those of the common shareholders, and therefore, both the numerator and denominator must be adjusted to reflect the assumed conversion of all outstanding Operating Partnership units.

(2)	As of March 31, 2007, there were 500 Series I Preferred Shares outstanding at a liquidation value of $100,000 per share. These shares become redeemable, at our option, in February 2028.

First Quarter 2007
Debt Summary
Dollars in thousands

	Outstanding Balance at		Effective Interest	Weighted Average Remaining
	March 31, 2007	December 31, 2006	Rate(1)	Life to Maturity (Years)
Unsecured Floating Rate Debt:
Revolving Credit Facilities	$275,900	$84,723	5.6%	3.2
Unsecured Loans — International	171,730	235,771	4.3%	0.3
Tax-Exempt Debt	59,943	76,295	4.3%	14.8

	507,573	396,789	5.0%	3.6

Secured Floating Rate Debt:
Tax-Exempt Debt	866,720	935,536	5.1%	23.3
Conventional Mortgages	157,377	167,020	4.7%	9.1

	1,024,097	1,102,556	5.0%	21.1

Unsecured Long-Term Fixed Rate Debt	3,261,759	3,279,404	5.6%	5.3

Secured Fixed Rate Debt:
Tax-Exempt Debt	3,085	3,086	6.4%	25.4
Conventional Mortgages	1,648,448	1,651,650	5.8%	5.5
Other Secured Debt	18,661	18,942	4.6%	16.3
	1,670,194	1,673,678	5.8%	5.6

Total Debt Outstanding at End of Period	$6,463,623	$6,452,427	5.5%	8.0

Debt Maturity Schedule — Long Term Debt

	Long Term Unsecured Debt		Mortgages Payable
	Regularly Scheduled	Final Maturities	Regularly Scheduled	Final Maturities		Effective Interest	Maturities as a % of Total
	Principal Amortization	and Other	Principal Amortization	and Other	Total	Rate(1)	Market Capitalization
2007	$12,500	$355,000	$13,770	$98,392	$479,662	5.4%	2.4%
2008	31,250	301,429	19,024	192,848	544,551	4.8%	2.7%
2009	51,250	30,523	18,750	376,841	477,364	6.1%	2.4%
2010	43,750	220,000	17,568	113,764	395,082	5.8%	2.0%
2011	50,000	575,000	18,764	159,091	802,855	4.8%	4.0%
Thereafter and debt discount	252,500	1,398,500	497,036	1,168,443	3,316,479	5.8%	16.5%

Total	$441,250	$2,880,452	$584,912	$2,109,379	$6,015,993	5.5%	29.9%

Leverage and Coverage Ratios

Information as of March 31, 2007, except for coverage ratios, which are computed based on the three months ended March 31, 2007.

Long-Term Floating Rate Debt (excludes revolving credit facilities and term loan — International) as a Percentage of Long-Term Debt							15.2%
Total Floating Rate Debt as a Percentage of Total Debt							23.7%
Archstone-Smith’s Pro Rata Share of Unconsolidated Debt(2)							$381,354
Unencumbered Assets (undepreciated book value of real estate and all cash)							$8,234,078

Long Term Debt/Long Term Undepreciated Book Capitalization(3)							44.5%
Total Debt/Total Undepreciated Book Capitalization(3)							46.3%
Total Debt/Total Market Capitalization							32.2%

	ASN Gains on Disposition of Real Estate Investments:
	Included	Excluded
Interest Coverage Ratio	6.4	2.7
Debt Service Coverage Ratio	6.2	2.6
Fixed Charge Coverage Ratio	6.4	2.6

(1)	Includes the effect of loan cost amortization, credit enhancement fees, fair value hedges and other ongoing fees and expenses, where applicable, for the three months ended March 31, 2007.

(2)	Represents the Operating Partnership’s pro rata portion of the unconsolidated JVs’ debt based on our percentage of equity in the JV at March 31, 2007.

(3)	Represents total long term debt or total debt divided by the sum of the book value of shareholders’ equity, applicable debt, minority interest and accumulated depreciation, respectively.

First Quarter 2007
Supplemental Information for Net Asset Value Calculation
Dollars in thousands, except footnotes

	Three Months Ended
	March 31, 2007
Income Statement Information
Net Operating Income (NOI)		$178,462
NOI for Assets Held for Sale(1)	18,074
NOI Adjustment for Prestabilized Developments, Redevelopment and Acquisitions(2)	7,286

Total Adjustments		25,360

Adjusted NOI (67,597 operating units, excluding JVs)		$203,822

Balance Sheet Information (Book Value)
Wholly Owned ASN Developments — at cost:(3)
Communities Under Construction	$466,532
Communities In Planning(4)	105,833

Total		$572,365

Wholly Owned Ameriton Developments — at cost:(3)
Communities Under Construction	$252,802
Communities In Planning	137,069

Total		$389,871

Other Real Estate:
ASN Land Held	$29,484
Other Ameriton Assets	54,590

Total		$84,074

Investment in Unconsolidated Entities:
Operating Communities and Non-Multifamily(5)	$194,618
Under Development — ASN	50,929
Under Development — Ameriton	31,083

Total(5)		$276,630

Cash and Restricted Cash		$718,665

Other Assets, Excluding Costs Related to Communities In Planning — Under Control (4)		$378,601

Liabilities:
Tax-Exempt Debt	$929,748
Other Debt	5,533,875
Other Liabilities	467,452

Total Liabilities		$6,931,075

Perpetual Preferred Shares (Series I)		$50,000

Fully Converted Shares
Common Shares Outstanding		222,754
Convertible Operating Partnership Units Outstanding		27,471
Stock Options (Treasury Stock Method)		781

Fully Converted Shares (Excluding Convertible Debt, which is included in Liabilities)		251,006

(1)	Excludes $1.6 million of NOI associated with assets sold during the three months ended March 31, 2007.

(2)	Represents the difference between actual NOI attributable to communities in lease-up, under redevelopment or acquired during the three months ended March 31, 2007, and the NOI for the quarter assuming the underwritten stabilized yield.

(3)	The Total Expected Investment for our ASN and Ameriton development pipeline (including Communities Under Construction and In Planning) is $2.7 billion and $1.7 billion, respectively, at March 31, 2007. These amounts include 100% of the Total Expected Investment of JV development projects. The cost amounts included here exclude the cost of our pro rata share of these JVs which is shown in the reconciliation of our Investments in Unconsolidated Entities above.

(4)	Communities In Planning includes $10.9 million for ASN, that is included in Other Assets on our balance sheet.

(5)	Includes $24.6 million in gains from the sale of communities to unconsolidated JVs, which were deferred under GAAP and were therefore netted against Investments in Unconsolidated Entities on the Balance Sheet.

First Quarter 2007
ASN Operating Joint Ventures (1)
Dollars in thousands

Joint Venture Operating Community Overview
Communities	36
Units	12,126

Average ownership percentage (2)	34.8%
Pro rata share of debt	$197,408
Summary Balance Sheet Information (3)

March 31, 2007
Assets:
Real Estate	$1,249,908
Other Assets	55,960

Total Assets	$1,305,868

Liabilities and owners’ equity:
Mortgages payable	$768,997
Other liabilities	38,202

Total liabilities	807,199

Members’ equity	498,669

Total liability and members’ equity	$1,305,868

Net Operating Income by Market (3)

	Three Months Ended
	March 31, 2007%
Washington, D.C. Metropolitan Area	$5,178	23.5%
Texas	3,914	17.8%
Florida	3,352	15.2%
Atlanta	2,454	11.2%
California	2,396	10.9%
Phoenix	1,163	5.3%
Orlando	1,112	5.1%
Other	2,420	11.0%

Total Net Operating Income	$21,989	100.0%

(1)	Excludes projects under development.

(2)	Percentage represents our ownership percentage of the unconsolidated joint ventures as of March 31, 2007.

(3)	Represents combined condensed financial information of joint ventures on a stand-alone basis.

First Quarter 2007
Appendix of Definitions, Reconciliations and Other Information:
General Definitions
Ameriton or Ameriton Properties Incorporated, which is a taxable REIT subsidiary (TRS), which engages in the opportunistic acquisition, development and eventual disposition of real estate with a shorter-term investment horizon.
Archstone-Smith — The publicly traded real estate investment trust, Archstone-Smith Trust, on a consolidated basis.
ASN — For purposes of this document, ASN is defined as Operating Partnership investments, excluding Ameriton and assets located outside the United States.
GAAP — United States Generally Accepted Accounting Principles.
High-Rise - Those communities with five or more above-ground floors.
In Planning — Represents parcels of land owned or Under Control, which are in the development planning process, upon which construction of apartments is expected to commence subsequent to the completion of the entitlement and building permit processes.
Internal Rate of Return or IRR - On a sold community, IRR refers to the unleveraged IRR calculated by Archstone-Smith, considering the initial purchase price and all capital invested in the community, the timing and amounts of net operating income during the period owned and the net sales proceeds from the sale. The IRR calculations include property management overhead and internal disposition costs but not depreciation or allocations for corporate general and administrative expenses, interest expenses, income tax expenses (if any) or other indirect operating expenses. Therefore, an IRR calculation is not a substitute for net income as a measure of our performance. Management believes that IRRs are an important indicator of the value created during the ownership period. Historical IRRs are not necessarily indicative of IRRs that will be produced in the future. Our methodology for calculating IRRs may not be consistent with the methodology used by other companies.
Joint Venture or JV — Is used to refer to an unconsolidated joint venture.
Leased - For development communities, the percentage leased is based on total units in the community (completed and under construction). We begin leasing units prior to completion of the units.
Net Asset Value or NAV is a calculation often used to estimate the value of the common equity of a real estate company. At the request of individuals who follow our company, we have provided selected financial data which we believe is useful in calculating our NAV but have not presented any specific calculation methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation. Estimating NAV is inherently subjective and dependent on a wide range of assumptions and methods which will differ depending on the user. There may be other information needed by specific users that has not been provided and therefore we cannot represent that this information will be sufficient for all purposes.
Operating Partnership or OP — Archstone-Smith Operating Trust, the entity through which we conduct all property ownership and business operations. Archstone-Smith owned approximately 89.0% of the Operating Partnership’s outstanding common units as of March 31, 2007.
Total Expected Investment or TEI - For development communities, TEI represents the total expected investment at completion; for operating communities, TEI represents the total expected investment plus planned capital expenditures.
Under Control - A term used to identify land parcels which the Operating Partnership does not own, yet has an exclusive right through contingent contract or letter of intent during a contractually agreed upon time period to acquire the land, subject to satisfaction of contingencies during the due diligence and entitlement processes.

First Quarter 2007
Appendix of Definitions, Reconciliations and Other Information:
FFO and Gain-Related Information
Funds From Operations or FFO is a non-GAAP measure that is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies. FFO adjusts GAAP net earnings to exclude depreciation and gains and losses from the sales of previously depreciated properties. Our calculation of FFO includes gains and losses from dispositions of properties acquired or developed by our taxable REIT subsidiaries such as Ameriton, as the fundamental purpose of these entities is to take advantage of short-term investment opportunities, gains and losses from our international subsidiaries, and promote incentive fee income resulting from the liquidation of unconsolidated joint ventures, if any. If they relate to a disposition, we exclude prepayment penalties and include the cost or benefit of unamortized purchase accounting-related debt adjustments. Our share of the FFO relating to our unconsolidated entities is calculated on the same basis. FFO per share calculations are presented at the Operating Partnership level.
FFO is presented as a supplemental financial measure and does not fully represent our operating performance. We believe that GAAP Net Earnings remains the primary measure of operating performance and that FFO is only meaningful when it is used in conjunction with GAAP Net Earnings. FFO is not intended to be a measure of cash flow or liquidity. Please refer to our consolidated financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows. A reconciliation of Net Earnings to FFO is provided on Page 6 to help users understand the differences between our calculation of FFO and GAAP Net Earnings. In addition, it allows users to compare our calculation of FFO to that of other real estate companies, which may define FFO differently. Following is a reconciliation of the weighted average number of OP units used in calculating FFO per unit:

Diluted Weighted Average Common Shares Outstanding — Archstone-Smith	231,149	214,253
Weighted Average OP Units	28,726	33,583
Reverse Assumed Conversion of Convertible Debt (anti-dilutive for FFO)	(9,039)	—

Diluted Weighted Average Common Units Outstanding — OP Basis	250,836	247,836

ASN Disposition Recap
ASN dispositions in the three months ending March 31, 2007 include Palm Trace Landing (768 units), Miramar Lakes (344 units), Marina Bay (316 units) and Waterways (300 units) in Southeast Florida; Lake Underhill (312 units) in Orlando, FL; Pelican Point (400 units) in Ventura, CA; Symphony Place (250 units) in Minneapolis, MN; Park Place (118 units), Archstone Canton (243 units) and Burlington (312 units) in Boston, MA and Bell Lakes (454 units) in Phoenix, AZ.
Gross Gains/Losses From the Disposition of Real Estate Investments is defined as net sales proceeds less the gross investment basis of the asset before accumulated depreciation, impairment for possible loss on real estate investments and net of internal disposition costs. JV gain/loss deferrals required under GAAP have also been excluded from Gross Gains/Losses until recognized for GAAP purposes.

First Quarter 2007
Appendix of Definitions, Reconciliations and Other Information:
FFO and Gain-Related Information (continued)
ASN Reconciliation of GAAP Gains on Sale, Net to Gross Gains on Sale, Net:
Dollars in thousands

		Accumulated
	GAAP Gains on Sale,	Depreciation and	Gross Gains on
	Net	Impairments	Sale, Net

1995/1996	$40,659	($23,263)	$17,396
1997	48,232	(22,497)	25,735
1998	65,531	(20,259)	45,272
1999	62,093	(37,962)	24,131
2000	93,071	(65,307)	27,764
2001	100,273	(78,875)	21,398
2002	108,884	(35,406)	73,478
2003	310,901	(130,446)	180,455
2004	372,217	(86,574)	285,643
2005	446,686	(144,329)	302,357
2006	546,327	(143,258)	403,069
2007	274,488	(50,343)	224,145

	$2,469,362	($838,519)	$1,630,843

Ameriton Reconciliation of GAAP Gains on Sale, Net to Gross Gains on Sale, Net: Dollars in thousands

	GAAP Gains on Sale,	Accumulated	Gross Gains on
	Net	Depreciation(1)	Sale, Net

2000	$4,117	($1,080)	$3,037
2001	4,617	(714)	3,903
2002	19,860	(3,108)	16,752
2003	26,218	(3,909)	22,309
2004	45,127	(2,993)	42,134
2005	54,844	(3,972)	50,872
2006	50,894	(7,844)	43,050
2007	2,129	(1,120)	1,009

	$207,806	($24,740)	$183,066

(1)	Represents accumulated depreciation net of the related tax impact.

First Quarter 2007
Appendix of Definitions, Reconciliations and Other Information (continued):
Net Operating Income and Same Store-Related Information
Net Operating Income or NOI is defined as rental revenues less rental expenses and real estate taxes. We rely on NOI for purposes of making decisions about resource allocations and assessing segment performance. We also believe NOI is a valuable means of comparing period-to-period property performance. A reconciliation of Same Store NOI to Earnings from Operations is provided below.
ASN Same Store Communities are communities that were fully operational during the period, excluding those which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). The Same Store community populations were as follows:
• Q1 2007 vs. Q1 2006 population includes 143 eligible apartment communities (49,604 units) and excludes 22 ineligible apartment communities (7,809 units).
• Q1 2007 vs. Q4 2006 sequential population includes 155 apartment communities (53,534 units) and excludes 10 ineligible apartment communities (3,879 units).

	Three Months Ended
	March 31,
	2007	2006

ASN Same Store NOI	$157,905	$147,808
Non-Same Store NOI, Including Ameriton Properties and Other	40,198	40,929
NOI Classified as Discontinued Operations — Communities Sold	(1,567)	(28,829)
NOI Classified as Discontinued Operations — Communities Held for Sale	(18,074)	(16,401)

NOI	178,462	143,507
Other Income	15,754	16,216
Depreciation on Real Estate Investments	(67,492)	(53,359)
Interest Expense	(67,293)	(45,527)
General and Administrative Expense	(18,998)	(15,385)
Other Expense	(955)	(10,354)

Earnings from Operations	$39,478	$35,098

Oakwood Master Lease Communities refers to 14 communities acquired from Oakwood and one community we previously owned and operated that were leased in their entirety to an affiliate of Oakwood under master lease agreements. We are responsible for payment of real estate taxes and insurance expenses which are recorded as operating expenses, whereas master lease payments are included in rental revenues. Our average physical occupancy and potential effective rent metrics exclude the Oakwood Master Lease Communities.
Property Operating Margin is defined as rental revenues less rental expenses and real estate taxes, divided by rental revenues.
Potential Effective Rent Per Unit is defined as the average rent per unit net of concessions and loss to lease but before vacancy loss and bad debt costs for leases in place. The Potential Effective Rent Per Unit (weighted by units) for the ASN operating portfolio during the first quarter of 2007 was $1,459 for the garden communities, $1,970 for the high-rise communities and $1,642 for the total ASN portfolio.

First Quarter 2007
Appendix of Definitions, Reconciliations and Other Information (continued):
NOI and Same Store-Related Information (continued)
The average physical occupancy for the ASN operating portfolio was 93.2% for Q1 2007.
The units and dollar amounts for the Q1 2007 same store population and the corresponding reconciliations to consolidated Archstone-Smith NOI are as follows:

	Units		Revenues		Operating Expenses		Net Operating Income
Reconciliation of Same Store NOI by Market to Consolidated Archstone-Smith NOI:	Q1 2007	Q1 2006	Q1 2007	Q1 2006	Q1 2007	Q1 2006	Q1 2007	Q1 2006
Washington D.C. Metropolitan Area	18,203	18,203	$86,776	$82,742	$26,725	$25,745	$60,051	$56,997
Southern California	14,755	14,755	65,924	61,290	19,098	17,803	46,826	43,487
San Francisco Bay Area, California	6,294	6,294	25,040	23,402	7,662	7,090	17,378	16,312
New York City Metropolitan Area	1,706	1,706	16,448	15,299	4,369	3,997	12,079	11,302
Seattle, Washington	3,746	3,746	11,484	10,133	3,157	3,107	8,327	7,026
Boston, Massachusetts	1,638	1,638	9,730	9,478	3,281	3,038	6,449	6,440
Sub-total	46,342	46,342	215,402	202,344	64,292	60,780	151,110	141,564

Other Same Store	3,262	3,262	11,425	10,857	4,630	4,613	6,795	6,244

Total ASN Same Store	49,604	49,604	226,827	213,201	68,922	65,393	157,905	147,808

Non-Same Store and Other	17,993	20,381	72,559	72,037	32,361	31,108	40,198	40,929

Total	67,597	69,985	299,386	285,238	101,283	96,501	198,103	188,737

Less: Discontinued Operations	(6,471)	(6,306)	(31,254)	(77,504)	(11,613)	(32,274)	(19,641)	(45,230)

Total per Statement of Earnings	61,126	63,679	$268,132	$207,734	$89,670	64,227	$178,462	$143,507

	Average Physical Occupancy
Same Store Communities:	Q1 2007	Q1 2006

Washington D.C. Metropolitan Area	94.1%	96.0%
Southern California	95.6%	96.0%
San Francisco Bay Area, California	94.6%	95.4%
New York City Metropolitan Area	94.7%	97.8%
Seattle, Washington	94.6%	94.9%
Boston, Massachusetts	95.0%	96.9%

Total	94.7%	95.9%

The units and dollar amounts for the Q1 2007 sequential population of same store communities by market are as follows:

	Units	Revenues		Operating Expenses		Net Operating Income
	Q1 2007	Q1 2007	Q4 2006	Q1 2007	Q4 2006	Q1 2007	Q4 2006

Washington D.C. Metropolitan Area	18,656	$87,983	$88,282	$27,200	$27,162	$60,783	$61,120
Southern California	14,755	65,924	63,853	19,098	18,993	46,826	44,860
San Francisco Bay Area, California	7,912	34,114	33,753	11,460	12,657	22,654	21,096
New York City Metropolitan Area	3,485	33,526	34,045	11,140	10,496	22,386	23,549
Seattle, Washington	3,746	11,484	11,251	3,157	3,393	8,327	7,858
Boston, Massachusetts	1,638	9,730	9,786	3,281	3,226	6,449	6,560

Total	50,192	$242,761	$240,970	$75,336	$75,927	$167,425	$165,043

First Quarter 2007
Appendix of Definitions, Reconciliations and Other Information (continued):
Discontinued Operations-Related Information
The following amounts reflect net earnings from real estate investments designated as held for sale or sold, including net gains (losses) on any of these communities actually sold. We had 16 operating apartment communities, representing 6,471 units, held for sale under the provisions of SFAS No. 144 at the end of the current period.

	Three Months Ended
	March 31,
	2007	2006
Composition of Net Earnings from Discontinued Operations:
Rental Revenues — Communities Sold	$4,254	$52,022
Rental Expenses — Communities Sold	(2,458)	(16,163)
Real Estate Taxes — Communities Sold	(229)	(7,030)

NOI — Communities Sold	1,567	28,829

Rental Revenues — Communities Held for Sale	27,000	25,482
Rental Expenses — Communities Held for Sale	(5,539)	(5,851)
Real Estate Taxes — Communities Held for Sale	(3,387)	(3,230)

NOI — Communities Held for Sale	18,074	16,401

Depreciation on Real Estate Investments	(6,654)	(16,215)
Interest, net	(7,027)	(16,224)
Ameriton Income Taxes(1)	(358)	(422)
Provision for Possible Loss on Real Estate Investments	—	(2,200)
Debt Extinguishment Costs Related to Dispositions	(746)	(863)
Allocation of Minority Interest	(31,420)	(12,203)
Gains on Disposition of Ameriton Operating Communities, net	3,525	14,724
Internal Disposition Costs — Ameriton Transactions	(141)	(1,108)
ASN Gains on Disposition of ASN Real Estate Investments, net	275,197	67,467
Internal Disposition Costs — ASN Transactions	(709)	(649)

Net Earnings from Discontinued Operations	$251,308	$77,537

(1)	Ameriton incurred additional taxes relating to JV gains and other operating activities. These additional taxes, which aggregated $(0.3) million and $6.8 million for the three months ended March 31, 2007 and 2006, respectively, are recorded in Other Expense in our Statements of Earnings.
Reconciliation of Other Expense included in Statement of Earnings to Fund From Operations

	Three Months Ended
	March 31,
	2007	2006
Other Expense — Earnings from Operations	$955	$10,354
Ameriton Income Taxes	358	422
Provision for Possible Loss on Real Estate Investments	—	2,200
Debt Extinguishment Costs Related to Dispositions	746	863

Other Expense — Net Earnings	2,059	13,839

Debt Extinguishment Costs Related to ASN Dispositions	(746)	(723)
Income Taxes (portion related to depreciation)	2,059	624

Other Expense — Funds From Operations	3,372	13,740

Less amount related to Income Taxes	(999)	(7,977)

Other Expense — Funds From Operations, net of Income Taxes	$2,373	$5,763

First Quarter 2007
Appendix of Definitions, Reconciliations and Other Information (continued):
Reconciliation of ASN Operating Joint Ventures NOI to Net Earnings for ASN’s Joint Ventures

Three Months
Ended
March 31,
2007
Rental Revenues	$37,427
Rental Expenses	(15,438)

Net Operating Income — ASN Joint Ventures, excluding developments	21,989

Other Income	484
Other Expenses	(14,375)
Depreciation	(10,604)

Net Earnings — ASN Joint Ventures, excluding developments	($2,506)

Senior Unsecured Debt Ratings and Coverage Ratio Information
Senior Unsecured Debt Ratings:

Rating
Moody’s	Baa1

Standard & Poors	BBB+

Fitch	A-
Coverage Ratio Information:
The Interest Coverage Ratio is calculated as Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), or EBITDA without gains, divided by GAAP interest expense (including interest expense included in Discontinued Operations).
The Debt Service Coverage Ratio is calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and regularly scheduled principal payments (excluding balloon payments, final maturities and amortization payments on unsecured senior notes).
The Fixed Charge Coverage Ratio is calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and preferred dividend payments.
Coverage ratio calculations are based on EBITDA and EBITDA without gains. We believe that EBITDA and EBITDA without gains are useful supplemental measures to be used in the calculation of our coverage ratios. These coverage ratios provide investors and rating agencies additional means of comparing our financial condition to other companies. EBITDA and EBITDA without gains do not represent net earnings or cash from operating activities that are computed in accordance with GAAP and are not indicative of cash available to fund cash needs. We define EBITDA as net earnings before interest expense, income taxes, minority interest, depreciation and amortization. EBITDA without gains excludes gains on the disposition of ASN depreciable real estate investments (includes gains from Ameriton). The following is a reconciliation of net earnings to EBITDA and EBITDA without gains:

Q1 2007
Net Earnings	$287,699
Interest Expense, net	74,320
Ameriton and International Income Taxes	(1,060)
Minority Interest	37,228
Depreciation Expense	74,146

EBITDA	472,333
Less: Gains on Dispositions of ASN Depreciable Real Estate Investments, net of Internal Disposition Costs	(274,488)

EBITDA Without ASN Gains	$197,845